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EXHIBIT 23.04

            INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

We consent to the use in this Registration Statement of Corning Incorporated on Form S-4 of our report dated February 28, 1994, except for Note 14 as to which the date is June 1, 1994 relating to the financial statements of Nichols Institute, which includes explanatory paragraphs relating to an investigation by the Office of the Inspector General and relating to Nichols Institute's ability to continue as a going concern, appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedules of Nichols Institute, listed in Item 21. These financial statement schedules are the responsibility of Nichols Institute's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
/s/DELOITTE & TOUCHE
Costa Mesa, California
July 27, 1994